Exhibit 10.1

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is dated as of March 8, 2021, by and among ANI Pharmaceuticals, Inc., a Delaware corporation (“Parent”), Nile Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”), Novitium Pharma LLC, a Delaware limited liability company (the “Company”), Esjay LLC, a Delaware limited liability company (“Esjay”), Chali Properties, LLC, a New Jersey limited liability company (“Chali”; Esjay, Chali, Muthusamy Shanmugam and Thorappadi Vijayaraj are sometimes individually referred to as a “Principal Member” and collectively as “Principal Members”), Chad Gassert, Muthusamy Shanmugam and Thorappadi Vijayaraj (sometimes referred to individually as a “Key Person” and collectively as “Key Persons”), the Company Members included on the signature pages hereto, Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as representative of the Company Members (in such capacity, the “Equityholders’ Representative”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below). The Principal Members, the Key Persons and the Company Members are sometimes individually referred to as a “Support Person” and collectively as “Support Persons.”

WHEREAS, to induce Parent to enter into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Parent, Merger Sub, the Company, the Principal Members, the Key Persons and the Equityholders’ Representative, which provides for, among other things, Parent’s purchase of one hundred percent (100%) of the equity interests in the Company, to be effectuated through a merger in which Merger Sub will be merged with and into the Company, with the Company surviving the merger as an indirect wholly-owned Subsidiary of Parent (the “Merger”), in exchange for the consideration described therein, the Support Persons desire, on the terms set forth herein, to agree to the covenants and obligations set forth herein on the terms and conditions hereof; and

WHEREAS, the Support Persons acknowledge that they will be receiving substantial benefits from the Merger, including the consideration such Support Persons will receive as holders of Company Interests, and that Parent would not otherwise have been willing to enter into the Merger Agreement or agree to consummate the transactions contemplated thereby without the Support Persons agreeing to be bound by the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties, intending to be legally bound, hereby agree as follows:

Section 1.          Release.

(a)               Effective upon consummation of the Closing, each Support Person hereby fully, finally and irrevocably releases, acquits and forever discharges each of the Parent, Merger Sub, the Company (and, after the Closing, the Surviving Company) and their respective agents, Affiliates, heirs, successors, assigns, beneficiaries, personal or legal representatives, insurers, attorneys and other advisors of any of them (collectively, the “Released Parties”), from any and all commitments, proceedings, charges, complaints, promises, agreements, controversies, debts, claims, counterclaims, suits, causes of action, damages, demands, liabilities, obligations, costs, expenses and compensation of every kind and nature whatsoever, known or unknown, past, present or future, at law or in equity, contingent or otherwise, relating to the Company or its Affiliates which he, she or it (or any of its Subsidiaries or Affiliates, if applicable) had, has or may have had at any time in the past until and including the consummation of the Closing against the Released Parties, or any of them, for or by reason of any matter, cause or thing whatsoever occurring at any time at or prior to the consummation of the Closing with respect to any Released Party (subject to the proviso below, all of the foregoing collectively referred to herein as the “Claims”); provided, however, that the foregoing shall not apply to (and neither the Support Person nor any of its Subsidiaries or Affiliates (if applicable) are releasing, on its behalf or on behalf of any other Person), and the term Claims as defined herein shall not include, any claim related to (i) the terms and conditions of the Merger Agreement, this Agreement or any other Transaction Document, (ii) the enforcement of, or the exercise of any rights and remedies, if any, to which the Support Person is entitled, under any provisions of the Merger Agreement, this Agreement or any other Transaction Document, or (iii) to the extent applicable to any Support Person, the right to receive any wages, compensation or benefits arising in the ordinary course of business solely from employment or other service provider relationship with the Company or pursuant to any Benefit Plan or reimbursement of expenses incurred in the conduct of business on behalf of the Company, provided that, with respect to Key Persons, claims under this clause (iii) shall be limited to the extent amounts claimed are reflected in the determination of the Closing Net Working Capital.

(b)               Each Support Person represents and warrants to Parent that he, she or it has not made and will not make any assignment or transfer of any of the Claims.

(c)               Each Support Person hereby acknowledges and intends that this release shall be effective as a bar to each and every one of the Claims (subject to the exclusions listed in the proviso of Section 1(a) hereof). Each Support Person hereby expressly consents that this release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to known or unknown, contingent or fixed, determined or determinable, direct or indirect, suspected or unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected or unanticipated Claims), if any. Each Support Person hereby acknowledges and agrees that this waiver is an essential and material term of the release contained in this Section 1 and that without such waiver Parent would not have entered into Merger Agreement. Each Support Person further agrees that in the event he, she or it should assert any Claim seeking damages against any of the Released Parties, the release contained in this Section 1 shall serve as a complete defense to any such Claim.

(d)               Each Support Person agrees that neither this release, nor the furnishing of the consideration for the release contained in this Section 1, shall be deemed or construed at any time to be an admission by any Released Party or such Support Person of any improper or unlawful conduct.

(e)               Each Support Person also agrees that if he, she or it violates the release contained in this Section 1 by suing any Parent Released Parties for any Claims, such Support Person will pay all costs and expenses of defending against the suit incurred by the Parent Released Parties, including reasonable attorneys’ fees.

(f)                Each Support Person acknowledges and agrees that such Support Person may hereafter discover facts different from or in addition to those now known, or believed to be true, regarding the subject matter of the release contained in this Section 1 and further acknowledges and agrees that the release contained in this Section 1 shall remain in full force and effect, notwithstanding the existence of any different or additional facts.

(g)               Each Support Person agrees that the release contained in this Section 1 is confidential and agrees not to disclose any information regarding the terms of this release, except to any tax advisors or legal or other counsel such Support Person has retained, or as required by applicable Law, and such Support Person will instruct each of the foregoing counsel or advisors of the confidentiality of the release contained in this Section 1.

(h)               Effective as of the Closing, each Support Person hereby knowingly, voluntarily, intentionally and expressly waives and relinquishes any and all rights and benefits that such Support Person may have under any provision of any jurisdiction that provides that a general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his, her or its favor at the time of executing the release, which if known by him, her or it would have materially affected his, her or its settlement with the debtor or released party, or any law of the any state or territory of the United States or any foreign country or principle of common law that is similar or analogous.

(i)                By signing this SUPPORT AGREEMENT, the Support Person represents TO PARENT AND THE COMPANY and agrees that he, she or it: (i) has read this SUPPORT AGREEMENT AND THE General Release PROVISIONS HEREOF carefully; (ii) understands all of THE terms and knows that he, she or it is giving up important rights; (iii) voluntarily consents to everything in this SUPPORT AGREEMENT AND THE General Release PROVISIONS HEREOF; (iv) has been advised to consult with an attorney before executing this SUPPORT AGREEMENT and has done so or, after careful reading and consideration, the Support Person has chosen not to do so of his, her or its own volition, and (v) has signed this SUPPORT AGREEMENT knowingly and voluntarily and with the advice of any counsel retained to advise the Support Person with respect to this SUPPORT AGREEMENT AND THE General Release PROVISIONS HEREOF.

Section 2.          Support Person Consent and Key Person Guarantee.

(a)               During the period beginning on the date of this Agreement and ending at the Effective Time, each Support Person, if a holder of any Company Interests, hereby agrees:

(i)                To be present or otherwise cause its Company Interests to be counted as present, in person or represented by proxy, at all meetings (whether annual or special and whether or not an adjourned or postponed meeting) of the Company Members, however called, to vote on any matter contemplated by this Agreement so that all of the Support Person’s Company Interests will be counted for purposes of determining the presence of a quorum at such meeting;

(ii)               To participate in all actions taken by written consent with or without a meeting to reflect such Support Person’s approval of the Merger and the Transactions and approval of the adoption of the Merger and the Transactions and such other actions as may be necessary or appropriate to give effect to any of the Merger and the Transactions;

(iii)              At each such meeting, and at any adjournment or postponement thereof, to vote, or to cause the voting of, the Support Person’s Company Interests against, in each case except where Parent has provided prior written approval pursuant to Section 6.1 of the Merger Agreement or otherwise expressly waived such conditions: (1) any action, proposal, transaction or agreement that is intended or that would reasonably be expected to frustrate the purposes of, impede, hinder, interfere with, prevent or delay the consummation of, or otherwise be inconsistent with, the Transactions or any of the other agreements related to the Transactions, including: (aa) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries; (bb) a sale, lease or transfer of any material asset of the Company or any of its subsidiaries or a reorganization, recapitalization or liquidation of the Company or any of its subsidiaries; (cc)  any change in the present capitalization or distribution policy of the Company or any of its subsidiaries or any amendment or other change to the organizational documents of the Company or any of its subsidiaries (other than pursuant to the Merger Agreement), except if approved in writing by the Parent; or (dd) any other change in the structure or business of the Company or any of its subsidiaries; (2) any proposal for the acquisition or merger of the Company or any of its subsidiaries and any action required or desirable in furtherance thereof or any other transaction, proposal, agreement or action, in each case, made in opposition to the adoption of the Transactions or in competition or inconsistent with Transactions, (3) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, agreement, representation or warranty of the Company or any of its subsidiaries contained in the Merger Agreement, and (4) any action or agreement that would reasonably be expected to result in any condition to the consummation of the Transaction not being fulfilled.

(b)               Each Support Person’s execution of this Agreement shall constitute such Support Person’s approval, for all purposes under the Company’s Operating Agreement, if prior to the Effective Time, and Section 18-209 of the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq., as amended an in effect from time to time), of the Merger and the Transactions contemplated by the Merger Agreement.

(c)               Each Key Person hereby unconditionally and irrevocably guarantees (the following are referred to as the “Guaranteed Obligations”) to Parent (i) the due and punctual payment when due of all amounts now or hereafter payable by every Principal Member under the Merger Agreement and the other Transaction Documents to which such Principal Member is a party; and (ii) the full and complete performance by every Principal Member of all of the terms, covenants and conditions contained in the Merger Agreement and the other Transaction Documents to which such Principal Member is a party when and as the same shall become due thereunder. The foregoing guarantee by each Key Person is only with respect to the Guaranteed Obligations of every Principal Member in which such Key Person has an equity interest; provided, however, that if more than one Key Person holds equity interests in a Principal Member, a Key Person’s guaranty hereunder shall be limited to a pro rata portion of the obligations hereunder of the Principal Member of which such Key Person owns an equity interest, which pro rata potion shall be determined by multiplying (i) the Pro Rata Percentage of the Principal Member of which such Key Person owns equity interests by (ii) a fraction, the numerator of which is the number of such Key Person’s equity interests in such Principal Member and the denominator of which is the sum of all outstanding equity interests of such Principal Member. Each Key Person hereby acknowledges and agrees that this guaranty is an absolute, present, primary, continuing and unconditional guaranty of performance, compliance and payment by the Principal Members of the guaranteed obligations and is in no way conditioned or contingent upon any attempt to enforce such performance, compliance or payment by the Parent or any guaranteed party upon any other condition or contingency. Each Key Person hereby waives any right to require a proceeding first against the Principal Member. Each Key Person acknowledges that it will receive substantial direct and indirect benefits from the consummation of the transactions contemplated under the Merger Agreement and that the waivers set forth herein are knowingly made in contemplation of such benefits. The obligations of each Key Persons under this guaranty shall not be subject to any reduction, limitation, impairment or termination for any reason (other than by indefeasible payment or performance in full of any of the Principal Member’s obligations) and shall not be subject to (i) any discharge of a Principal Member from any obligations in a bankruptcy or similar proceeding, or (ii) any other circumstance whatsoever which constitutes, or might be construed to constitute an equitable or legal discharge of the Key Person as a guarantor.1

Section 3.         Joinder; Equityholders’ Representative.

(a)               Each Support Person hereby acknowledges that it has received and reviewed a complete copy of the Merger Agreement and the Escrow Agreement and agrees that upon execution of this Agreement, to the extent that such Support Person is not already, each Support Person shall become a party to the Merger Agreement as a “Company Member” and shall be fully bound by, and subject to, all of the relevant covenants, terms and conditions of the Merger Agreement as though an original party thereto, including without limitation, the provisions relating to the establishment of the Cash Merger Consideration Adjustment Escrow Amount and the Indemnity Escrow Amount, the provisions of Article IX of the Merger Agreement and the provisions of Section 10.15 (Equityholders’ Representative) of the Merger Agreement.

(b)               Without limiting the foregoing, each Support Person, in his, her or its capacity as a holder of Company Interests, hereby irrevocably and unconditionally agrees to the appointment of the Equityholders’ Representative pursuant to Section 10.15 of the Merger Agreement.

Section 4.          Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)               GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE THAT APPLY TO CONTRACTS MADE AND PERFORMED ENTIRELY IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE THAT WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)               Submission to Jurisdiction; Waiver of Jury Trial. Each party to this Agreement, for itself and its Affiliates, hereby irrevocably and unconditionally:

(i)                (A) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or to the extent such court does not have subject matter jurisdiction, any state or federal courts located in the State of Delaware (and the appellate courts therefrom) in the event any dispute arises out of or relating to this Agreement or any of the Transactions, (B) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such courts or to assert that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, (C) agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than the Court of Chancery of the State of Delaware or if, and only if, such court lacks subject matter jurisdiction, any state or federal courts located in the State of Delaware and (D) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;

(ii)               agrees that service of all writs, process and summonses in any suit, action or proceeding may be effected by the mailing of copies thereof by registered or certified mail, postage prepaid, to Parent, Merger Sub, the Company, the Key Persons, the Principal Members, any other Company Member that executes and delivers this Agreement or the Equityholders’ Represetative, as the case may be, at the addresses for notices pursuant to the Merger Agreement (with copies to such other Persons as specified therein);

(iii)              (A) waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court specified in the Merger Agreement, and (B) waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and (C) agrees not to plead or claim either of the foregoing;

(iv)              HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS OR THE ACTIONS OF THE KEY PERSONS, THE COMPANY, THE PRINCIPAL MEMBERS, ANY OTHER COMPANY MEMBER, PARENT OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE TERMS OF THE MERGER AGREEMENT AND TRANSACTION DOCUMENTS; and

(v)               to the extent it has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself, or its property, hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement and the Transaction Documents; and

5.                 Miscellaneous.

(a)               Modifications, Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the parties hereto or by the Equityholders’ Representative on behalf of any Company Member. Any party hereto, or the Equityholders’ Representative on behalf of any Company Member, may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. Except as expressly provided herein, the rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(b)               Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Electronic or digital signatures (including via DocuSign), and copies of executed counterparts transmitted by telefax or email in .pdf format, shall be considered original executed counterparts of this Agreement and all other Transaction Documents.

(c)               Severability. To the fullest extent that they may effectively do so under applicable law, the parties hereto hereby waive any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect. Such parties further agree that any provision of this Agreement which, notwithstanding the preceding sentence, is rendered or held invalid, illegal or unenforceable in any respect in any jurisdiction shall be ineffective, but such ineffectiveness shall be limited as follows: (a) if such provision is rendered or held invalid, illegal or unenforceable in such jurisdiction only as to a particular Person or Persons or under any particular circumstance or circumstances, such provision shall be ineffective, but only in such jurisdiction and only with respect to such particular Person or Persons or under such particular circumstance or circumstances, as the case may be; (b) without limitation of clause (a), such provision shall in any event be ineffective only as to such jurisdiction and only to the extent of such invalidity, illegality or unenforceability, and such invalidity, illegality or unenforceability in such jurisdiction shall not render invalid, illegal or unenforceable such provision in any other jurisdiction; and (c) without limitation of clause (a) or (b), such ineffectiveness shall not render invalid, illegal or unenforceable this Agreement or any of the remaining provisions hereof

(d)               Specific Performance. Each of the parties hereto acknowledges that Parent and Merger Sub would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements set forth in this Agreement were not performed by the Principal Members, the Key Persons or the Company Members made party hereto and, if applicable, their Affiliates in accordance with their terms; and therefore, each of the Principal Members, the Key Persons and the Company Members made party hereto agrees that Parent and Merger Sub shall be entitled to specific performance, injunctive and other equitable relief in addition to any other remedy to which they may be entitled at law or in equity (without the necessity of proving the inadequacy as a remedy of money damages or the posting of a bond).

(e)               No Presumption. With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

(f)                Termination. Upon the valid termination of the Merger Agreement pursuant to its own terms, this Agreement shall immediately terminate and be of no further effect without further action by the parties hereto, and upon any such termination, no Support Person shall have any Liability to Parent or any other Person with respect to any of the provisions contained herein, except with respect to any wilfull material breach of any provision of the Merger Agreement occurring prior to the date of such termination.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the day and year first written above.

ANI PHARMACEUTICALS, INC.

By:	/s/ Nikhil Lalwani
	Name:	Nikhil Lalwani
	Title:	President & Chief Executive Officer

[Signature Page to Equityholder Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the day and year first written above.

NILE MERGER SUB LLC

By:	/s/ Robert Schrepfer
	Name:	Robert Schrepfer
	Title:	Authorized person

[Signature Page to Equityholder Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the day and year first written above.

NOVITIUM PHARMA LLC

By:	/s/ Chad Gassert
	Name:	Chad Gassert
	Title:	Chief Executive Officer

[Signature Page to Equityholder Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the day and year first written above.

ESJAY LLC

By:	/s/ Muthusamy Shanmugam
	Name:	Muthusamy Shanmugam
	Title:	Manager

[Signature Page to Equityholder Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the day and year first written above.

CHALI PROPERTIES, LLC

By:	/s/ Chad Gassert
	Name:	Chad Gassert
	Title:	Manager

 [Signature Page to Equityholder Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the day and year first written above.

/s/ Chad Gassert
Chad Gassert

[Signature Page to Equityholder Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the day and year first written above.

/s/ Muthusamy Shanmugam
Muthusamy Shanmugam

[Signature Page to Equityholder Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the day and year first written above.

/s/ Thorappadi Vijayaraj
Thorappadi Vijayaraj

[Signature Page to Equityholder Support Agreement]

SHAREHOLDER REPRESETATIVE SERVICES LLC, solely in its capacity as the Equityholders’ Representative

By:	/s/ Sam Riffe
Name: Sam Riffe
Title: Managing Director